UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 6, 2012, the Board of Directors of Thor Industries, Inc. (the “Company”) approved an increase of the Company’s regular quarterly dividend to $0.18 per share, which represents a 20% increase over the Company’s previous regular quarterly dividend of $0.15 per share. On September 6, 2012, the Board of Directors also declared a cash dividend of $0.18 per share of common stock, the new regular quarterly dividend, payable on October 5, 2012 to stockholders of record at the close of business on September 24, 2012.

A copy of the Company’s press release announcing the dividend and the dividend increase is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated September 10, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: September 11, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release, dated September 10, 2012, issued by the Company